EXHIBIT 99.02

DEER VALLEY CORPORATION ANNOUNCES NEW TICKER SYMBOL -DVLY - AND INTRODUCES NEW BOARD MEMBERS

July  28,  2006

Deer Valley Corporation, ("Deer Valley" or the "Company") (OTCBB: DVLY, formerly Cytation Corporation OTCBB: CYON), announced today that the Company's ticker symbol has changed effective with the opening of the market, Friday, July 28, 2006. The new ticker symbol is "DVLY". The Company will continue to trade on the over the counter bulletin board (the "OTCBB").

At the special meeting of shareholders announced earlier this week, the shareholders of the Company changed the name of the Company, changed the Company's domicile from Delaware to Florida, increased the number of common and preferred shares authorized, and announced that it had strengthened its Board of Directors with the addition of three new external directors: Hans Beyer, John Giordano and Dale Phillips. The following information regarding these new directors is provided as the Company welcomes their expertise to the Board.

     HANS BEYER- Since February of 2005, Mr. Beyer has served as a partner for Saxon Gilmore Carraway Gibbons Lash & Wilcox, P.A. At Saxon Gilmore Carraway Gibbons Lash & Wilcox, P.A., he oversees and manages complex legal matters. Since September 2005, Mr. Beyer has served as the Senior Vice President of Mirabilis Ventures, Inc. At Mirabilis Ventures, Inc., he oversees private equity investments. Mirabilis Ventures, Inc. is a diversified, privately-held holding company with interests in a variety of companies in industries including construction, business consulting, and software development. From 2003 to February 2005, Mr. Beyer was a partner at Buchanan Ingersoll, P.C. Prior to 2002, Mr. Beyer was the founder and President of the Law Firm of Hans Christian Beyer, P.A. Mr. Beyer holds a B.A. from the University of Michigan and a J.D. from the University of Michigan Law School.

     JOHN GIORDANO- For the past five years Mr. Giordano has served as Chair of the Business, Tax and Corporate Finance Practice Group at Bush Ross, P.A., a Tampa, Florida law firm. He is regularly involved in complex business-related transactions, has extensive experience in a broad range of areas, including federal and state securities law, corporate finance, mergers, acquisitions, and tax law, and has acted as general corporate counsel for numerous
Florida-based public and private corporations. Mr. Giordano attended the University of Florida, where he received a B.S., a J.D., and an L.L.M. in taxation.

     DALE PHILLIPS- For the past five years, Mr. Phillips has served as a director and Vice President of Finance for RE Purcell Construction Co., Inc., a paving and utility contractor. He is also a director and Vice President for Dalmari, Inc. Mr. Phillips holds an A.S. (1968) in Business Management from Champlain College and a B.A. (1971) in Accounting from Castleton State College.

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Deer  Valley  CEO  Charles  G. Masters notes that "We are fortunate to have such qualified individuals to serve on our Board of Directors. We expect the combined experience and individual success of these men to translate into immediate benefits to the Company and its shareholders"

ABOUT  DEER  VALLEY

Deer Valley, through its wholly owned subsidiary, Deer Valley Homebuilders, Inc. is a growth oriented manufactured home builder with operations in Guin and Sulligent, Alabama. The Company is dedicated to offering the highest quality of homes that are delivered with a sense of warmth, friendliness, and personal pride. The management of the Company has over 125 years of combined industry experience from various backgrounds including general management, production, sales, customer service, and finance. Additional information can be found at http://www.deervalleyhb.com.

The corporate offices of Deer Valley are located at 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634. Questions may be addressed to Charles G. Masters, President, at (813) 885-5998.

Forward-Looking-Statement: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the manufactured home industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Deer Valley's results could differ materially from those contained in such statements. You can generally identify forward-looking statements through words and phrases such as "forecast", "seek", "anticipate", "believe", "estimate", "expect", "intend", "plan", "budget", "project", "may be", "may continue", "may likely result", and similar expressions. Such forward-looking statements speak only as of the date of this release, and Deer Valley undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact Information:
Deer Valley Corporation, Tampa, Florida
Charles G. Masters (813) 885-5998

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